THE LOU HOLLAND TRUST
                             LOU HOLLAND GROWTH FUND

                                 CODE OF ETHICS
                            (Adopted August 21, 2003)

            Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002

         The Board of Trustees of The Lou Holland Trust (the "Trust"), a series investment company registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), has adopted this Code of Ethics pursuant to Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms of the Commission thereunder.

         1.  Persons to Whom this Code of Ethics Applies

         This Code of Ethics applies to each person who occupies the position of principal executive officer, principal financial officer, controller or principal accounting officer of the Trust ("Covered Officers").

         2.  Relationship to Codes of Ethics Under Rule 17j-1

         The Lou Holland Growth Fund (the "Fund") is subject to, and has adopted a code of ethics pursuant to, Rule 17j-1 under the 1940 Act (the "17j-1 code"), applicable to directors, officers and employees of the Fund, and the investment adviser and principal underwriter of the Fund.

         The 17j-1 code imposes reporting and disclosure requirements on covered persons relating to their personal investment transactions in securities, and substantively regulates such transactions, as the Board of Trustees has determined to be reasonably necessary in order to prevent fraud, deceit or manipulative practices by such persons in connection with the purchase or sale, directly or indirectly, of securities held or to be acquired by the Fund.

         The requirements of this Code of Ethics are in addition to, not in substitution for, the provisions of the 17j-1 code that are otherwise applicable to Covered Officers.

         3.  Substantive Requirements

         a. Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

         It shall be the responsibility of each Covered Officer to comply with the reporting, disclosure and pre-approval requirements of the Fund's 17j-1 code as are applicable to personal securities investments of such Covered Officer. No personal securities investment transaction by a Covered Officer that complies with the procedural, reporting, disclosure and other provisions of the 17j-1 code as may be applicable to

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such transaction, shall be deemed to be a violation or constitute a waiver of any requirement of this Code of Ethics.

         No Covered Officer shall derive any personal(1) financial or other benefit of a substantial nature as a result of his or her position as the principal executive officer, principal financial officer, controller or principal accounting officer, as the case may be, through or from the Fund, or through or from any person or entity doing business or seeking to do business with the Fund, including, without limitation, gifts or gratuities (other than customary business gifts, meals or business entertainment that are not extravagant), preferred investment opportunities, or cash payments of any amount.

         The employment of a member of the immediate family of a Covered Officer by an entity doing business, or seeking to do business, with the Fund shall not be deemed a violation of this Code of Ethics if the Covered Officer shall have disclosed such employment to the Board of Trustees.

         Any Covered Officer who shall, in his or her capacity as principal executive officer, principal financial officer, controller or principal accounting officer, receive or be offered any personal financial or other benefit that is or may be proscribed by this Code of Ethics promptly shall report same to the Trust's Compliance Officer.(2) The Compliance Officer shall be, and hereby is, authorized to determine whether the receipt of such financial or other benefit is or would be proscribed by this Code of Ethics. If the Compliance Officer shall determine the receipt of any such personal financial or other benefit is or would be proscribed by this Code of Ethics, then the Compliance Officer may direct that such benefit be refused or, if already received, that such benefit be donated anonymously to a charitable organization. Upon such donation, no violation of this Code of Ethics shall be deemed to have occurred by reason of the Covered Officer having received such personal financial or other benefit. The Compliance Officer's determination that the offer to or receipt by a Covered Officer of a benefit is not a violation of this Code of Ethics shall not be deemed a waiver of any provision of this Code of Ethics.

         The Compliance Officer shall maintain a record of reports, if any, by Covered Officers of the receipt or offer of personal financial or other benefits, and the Compliance Officer's determinations and directions with respect to such reports.




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         (1) For the purpose of this Code of Ethics, a "personal" benefit includes a benefit offered to or received by: a Covered Officer; a partnership in which the Covered Officer is a partner; a trust of which the Covered Officer is the grantor or beneficiary; a member of such Covered Officer's "immediate family," which includes the Covered Officer's spouse, a child residing in the Covered Officer's household (including a step or adoptive child), and any dependent of the Covered Officer as defined in section 152 of the Internal Revenue Code; a partnership in which any member of the Covered Officer's immediate family is a partner; or a trust for the benefit of any member of the Covered Officer's immediate family.

         (2) References herein to the Trust's Compliance Officer shall include a designee of the Compliance Officer.

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         b. Full, fair, accurate, timely and understandable disclosure in reports and documents the Fund files with, or submits to, the Commission and in other public communications made by the Fund.

         Each Covered Officer is responsible for the full, fair, accurate, timely and understandable disclosure in reports and documents the Fund files with, or submits to, the Commission and in other public communications made by the Fund, insofar as such disclosure or communication relates to matters within the scope of such Covered Officer's responsibilities of office. Without limiting the generality of the foregoing, no Covered Officer willfully shall cause or permit any such disclosure or communication regarding a matter within the scope of his or her responsibility to: misstate a material fact or omit to state a material fact necessary to make any statement made in any such disclosure or communication, in light of the circumstances in which such statement is made, not misleading.

         c. Compliance with applicable governmental laws, rules and regulations.

         A Covered Officer promptly shall report to the Compliance Officer any non-compliance or apparent non-compliance by the Fund with applicable governmental laws, rules and regulations including, without limitation, federal securities laws, regarding any matter that is within the scope of office of such Covered Officer, and shall take such action, if any, as may be directed by the Compliance Officer with respect to the investigation or cure of such non-compliance or apparent non-compliance.

         The responsibility of a Covered Officer pursuant to this Code of Ethics with respect to non-compliance or apparent non-compliance by the Fund with applicable governmental laws, rules or regulations shall be fully discharged upon such report to the Compliance Officer, unless such Covered Officer shall refuse or willfully fail to act as shall have been directed by the Compliance Officer in response to such report. The fact that a violation of applicable governmental laws, rules or regulations has, or may have, occurred shall not itself be deemed a violation of this Code of Ethics. A determination by the Compliance Officer that a violation of applicable governmental laws, rules or regulations has, or has not, occurred shall not be deemed a waiver of any provision of this Code of Ethics.

         d. Prompt internal reporting of violations of this Code of Ethics.

         It is the responsibility of each Covered Officer promptly to report to the Compliance Officer any violation or apparent violation of this Code of Ethics by any Covered Officer. The Compliance Officer shall maintain a record of the reports, if any, of violations or apparent violations of this Code of Ethics by any Covered Officer.

         The Compliance Officer shall determine, in response to any such report, whether or not a violation of this Code of Ethics has occurred and, in the event the Compliance Officer shall determine that a violation has occurred, shall report such violation to the Board of Trustees.

         e. Accountability for adherence to this Code of Ethics.

         Compliance with the requirements of this Code of Ethics is a condition of office of each Covered Officer. In the event of a violation of any requirement of this Code of Ethics by a Covered Officer, the

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Board of Trustees may take such action as it deems appropriate, including but not limited to removing the Covered Officer from office.

         Each Covered Officer shall acknowledge in writing his or her receipt of a copy of this Code of Ethics, and his or her agreement that adherence to this Code of Ethics is a condition of office.

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ACKNOWLEDGEMENT

         The undersigned, as principal executive officer, principal financial officer, controller or principal accounting officer of the Trust, hereby acknowledges receipt of a copy of the Trust's Code of Ethics Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002.

         The undersigned further acknowledges his or her understanding and agreement that adherence to the requirements of the Code of Ethics is a condition of office with the Trust.

                                                     /s/ Louis A. Holland
                                                     --------------------
                                                     Signature

                                                     Louis A. Holland
                                                     --------------------
                                                     Printed Name

                                                     President
                                                     --------------------
                                                     Title

                                                     August 21, 2003
                                                     --------------------
                                                     Date

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                                 ACKNOWLEDGEMENT

         The undersigned, as principal executive officer, principal financial officer, controller or principal accounting officer of the Trust, hereby acknowledges receipt of a copy of the Trust's Code of Ethics Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002.

         The undersigned further acknowledges his or her understanding and agreement that adherence to the requirements of the Code of Ethics is a condition of office with the Trust.

                                                     /s/ Laura J. Janus
                                                     --------------------
                                                     Signature

                                                     Laura J. Janus
                                                     --------------------
                                                     Printed Name

                                                     Treasurer
                                                     --------------------
                                                     Title

                                                     August 21, 2003
                                                     --------------------
                                                     Date